Policy: Insider Trading Policy Policy Number: 04XX2019ITPv1 Policy Area: Governance Approved by: The Board of Directors Issue Date: April 25, 2019 Review/ revision date: February 24, 2023 Authored by: Legal Department This Insider Trading Policy (this “Policy”) applies to all directors, officers, and employees (each of the foregoing, “you”) of Avantor, Inc. (“Parent”) and its subsidiaries (collectively with Parent, the “Company”), as well as those other persons described in the “Scope of Policy” section below. This Policy is designed to prevent insider trading or allegations of insider trading and to protect the Company’s reputation for integrity and ethical conduct. It is your obligation to understand and comply with this Policy. Should you have any questions regarding this Policy, please contact the General Counsel, or his or her designee (any of them, the “Insider Trading Compliance Officer”), at 100 Matsonford Road, Building One, Suite 200, Radnor, Pa 19087 (610) 386-1564 Adoption of Insider Trading Policy The board of directors of Parent has adopted this Policy for our insiders (as defined in the “Scope of Policy” section below) with respect to the trading of the Company’s securities, as well as the securities of publicly traded companies with whom we have a business relationship. This Policy prohibits insiders from trading at any time while in possession of material nonpublic information regarding the Company or those publicly traded companies with whom we have a business relationship. Background Federal and state securities laws prohibit a person from buying or selling a company’s securities on the basis of material information about that company that is not generally legally known or available to the public. Sharing such material nonpublic information with someone who trades the subject company’s securities is also prohibited by these laws. Companies and their controlling persons are also subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be severe. The U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Department of Justice actively investigate and vigorously pursue insider trading violations. Increasingly sophisticated quantitative models for detecting hard-to-detect insider trading now exist and there is a focus on insider trading linked to cyber intrusions. Numerous cases have been successfully prosecuted against individuals with material nonpublic information, including instances of trading by family members and friends, and trading involving only a small number of shares, with significant monetary and/or criminal consequences.

Penalties for Noncompliance Civil and Criminal Penalties. Civil charges often result in disgorgement of material gains or losses avoided in addition to monetary penalties, and criminal charges may result in jail time. In addition, settlement agreements and convictions often stipulate that the accused may never again serve as a director or officer of a public company. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career. Controlling Person Liability. The United States federal securities laws provide that, in addition to sanctions against an individual who trades illegally, penalties may be assessed against what are known as “controlling persons” with respect to the violator. The term “controlling person” is not defined, but includes employers (i.e., the Company), its directors, officers and managerial and supervisory personnel. The concept is broader than what would normally be encompassed by a reporting chain. Individuals may be considered “controlling persons” with respect to any other individual whose behavior they have the power to influence. Liability can be imposed only if two conditions are met. First, it must be shown that the “controlling person” knew or recklessly disregarded the fact that a violation was likely. Second, it must be shown that the “controlling person” failed to take appropriate steps to prevent the violation from occurring. For this reason, the Company’s supervisory personnel are directed to take appropriate steps to ensure that those they supervise, understand and comply with the requirements set forth in this Policy. Company Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, including dismissal for cause, regardless of whether your failure to comply with this Policy results in a violation of law. Scope of Policy Persons Covered. This policy applies to all directors, officers, and employees of the Company. The same restrictions that apply to you apply to your family members who live with you, anyone else who lives in your household and any family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control, as well as trusts, corporations and other entities controlled by you or any of the foregoing family or household members (collectively with you, “insiders”). You are responsible for making sure that the trading of any security covered by this Policy by any of your family and household members complies with the terms of this Policy and, therefore, you should make them aware of the need to confer with you before they trade in the Company’s securities. Companies Covered. The prohibition on insider trading in this Policy is not limited to trading in the Company’s securities. It includes trading in the securities of other firms, such as customers or suppliers of the Company or firms with which the Company may be negotiating major transactions, such as an acquisition, investment or sale. Information that is not material to the Company may nevertheless be material to one of those other firms. Securities and Transactions Covered. This Policy applies to all transactions in the Company’s securities, as well as the securities of publicly traded companies with whom we have a business relationship. This Policy also applies to certain transactions in mutual fund(s) and exchange traded fund(s) (“ETF(s)”) that invest in the Company’s securities. The term “security” or “securities” is defined very broadly by the securities laws and includes stock (common and preferred), stock options, warrants, bonds, notes, debentures, convertible instruments, put or call options (i.e., exchange-traded options), derivative securities relating to the Company’s stock, whether or not issued by the Company, or other similar instruments. The term “trade” or “trading” means broadly any purchase, sale or other transaction to acquire, transfer or dispose of securities, including market option exercises, gifts or other contributions, exercises of stock options granted under the Company’s stock plans, sales of stock acquired upon the exercise of options and vesting of restricted stock and other equity awards and trades made under an employee benefit plan such as a 401(k) plan. This Policy also applies to certain transactions under the Company’s stock plans, as follows: • Stock Option Exercises. This Policy’s restrictions generally do not apply to the exercise of stock options (including any net-settled stock option exercise); however, the sale of any stock acquired upon such exercise, including as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option or to satisfy tax withholding requirements, is subject to this Policy’s restrictions • Tax Withholding. This Policy’s restrictions generally do not apply to the withholding (whether mandated by the Company or pursuant to a tax withholding right) of shares of restricted stock, shares underlying restricted stock units or shares subject to an option to satisfy tax withholding requirements. Transactions Not Covered. The prohibition on trading in the Company’s securities in this Policy does not apply to: • Investments in mutual fund(s) or ETF(s) that invest in a broad index or sector that also invest in Company Securities, are not prohibited, although the purchase, sale or hedging of mutual fund or ETF shares based on material nonpublic information about the Company would violate this Policy and implicate the securities laws. However, the SEC and other regulators have taken steps to stop market timing practices and punish people who have broken the insider trading laws through market timing. In light of this close scrutiny, frequent and excessive trading in mutual fund(s) and ETFs that invest in the Company’s securities is prohibited, and short-term trading in-and-out of such funds, especially during periods surrounding the Company’s scheduled release of financial results, is strongly discouraged. • The execution of transactions pursuant to a trading plan that complies with SEC Rule 10b5-1 and which has been approved by the Company. • Sales of the Company’s securities as a selling stockholder in a registered public offering in accordance with applicable securities laws. • • To the extent the Company offers its securities as an investment option in an employee stock purchase plan, the purchase of stock through the Company’s employee stock purchase plan; however, elections to participate in such plan, the sale of any such stock and changing instructions regarding the level of withholding contributions which are used to purchase stock are subject to this Policy.

• Transferring shares to an entity that does not involve a change in the beneficial ownership of shares (for example, to an inter vivos trust of which you are the sole beneficiary during your lifetime). Statement of Policy No Trading While in Possession of Material Nonpublic Information. No insider may trade in the Company’s securities at any time when the insider has material nonpublic information about the Company. Similarly, no insider may trade securities of another company when the insider has material nonpublic information about that company, including, without limitation, any of our customers or suppliers, when that information was obtained as a result of the insider’s employment or relationship with the Company. No Tipping. No insider may disclose (“tip”) material nonpublic information to any other person (including family and household members and friends), and no insider may make trading recommendations on the basis of material nonpublic information. In addition, insiders should take care before trading on the recommendation of others to ensure that the recommendation is not the result of an illegal “tip.” No Disclosure of Nonpublic Information. No insider may comment on the Company’s prospects, stock price movements or rumors of corporate developments (including discussions in internet “chat rooms” and on social media such as Twitter, Facebook and Instagram) that are of possible significance to the investing public unless it is part of the insider’s job (such as Investor Relations), or the insider has been specifically authorized in accordance with the Company’s Global Disclosure Policy. If an insider comments on the Company’s prospects, stock price movements or rumors, or discloses material nonpublic information to a third party, he or she must contact the Insider Trading Compliance Officer immediately. No Exception for Hardship. The existence of a personal financial emergency does not excuse insiders from compliance with this Policy. Every insider has the individual responsibility to comply with this Policy. From time to time, insiders may have to forego a proposed transaction in the Company’s securities even if the insider planned to make the transaction before learning of the material nonpublic information and even though the insider believes that he or she may suffer from an economic loss. Blackout and Pre-Clearance Procedures. To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on the basis of material nonpublic information, Parent’s board of directors has adopted an Addendum to Insider Trading Policy that applies to the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and certain other designated individuals who have access to material nonpublic information about the Company. The Company will notify you if you are subject to this Addendum. The Addendum generally prohibits persons covered by it from trading in the Company’s securities during quarterly blackout periods (beginning three weeks before the end of a quarter and ending after the end of the first full trading session following the release of the Company’s earnings for that quarter), and during certain event-specific blackouts. Directors and officers of the Company and the other designated individuals subject to the Addendum must also pre-clear all trades in the Company’s securities with the Insider Trading Compliance Officer.

Definition of Material Nonpublic Information Note that material nonpublic information has two important elements: materiality and public availability. Material Information. It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in deciding whether to buy, hold or sell a security. Similarly, any information that could reasonably be expected to affect the market price of the security is material. Common examples of material information are: • Financial and operating results • Projections of future financial performance or other earnings guidance (including missing guidance or consensus expectations of the investment community and confirming previously issued guidance on a later date) • A pending or proposed merger, acquisition or tender offer, acquisition or disposition of significant assets, or financing • A change in control or senior management • Financings and other events regarding the Company’s securities (e.g., defaults on securities, calls of securities for redemption, share repurchase plans, stock splits, public or private sales of securities, changes in dividends and changes to the rights of securityholders) • Financial or liquidity problems, bankruptcy, corporate restructuring, or receivership • Actual or threatened significant litigation or governmental investigations or proceedings, or the resolution thereof • Significant developments with respect to products and services • Developments regarding the Company’s material intellectual property • Significant developments regarding customers or suppliers, including the acquisition or loss of an important contract • Significant developments regarding customer research and development activities and drug trials • Significant write-downs of assets or additions to reserves for bad debts or contingent liabilities • Cyber intrusions or other data breaches • Change in or dispute with the Company’s independent registered public accounting firm or notification that the Company may no longer rely on such firm’s report The information may concern the Company or another company and may be positive or negative. Insiders should assume that information that would affect their consideration of whether to trade, or which might tend to influence the price of the security, is material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided. Insiders should keep in mind that the SEC’s rules and regulations provide that the mere fact that a person is aware of the information is a bar to trading. It is no excuse that such person’s reasons for trading were not based on the information. If you are unsure whether information is material or have any questions in this area, you should contact Insider Trading Compliance Officer before taking any action. Nonpublic Information. Nonpublic information is information that is not generally known or available to the public. For the purpose of this Policy, information is “nonpublic” until three criteria have been satisfied: First, the information must have been widely disseminated to the public (such as by press release or other authorized public statement, including any filing with the SEC). Second, the information disseminated must be some form of “official” announcement. In other words, the fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate. Third, after the information has been disseminated, a period of time must pass sufficient for the information to be absorbed by the general public. As a general rule, information is considered nonpublic until after the first one full trading session has elapsed following the release of the information. For example, if the Company announces financial earnings before trading begins on a Tuesday, the first time you can buy or sell Company securities is the opening of the market on Wednesday (assuming you are not aware of other material nonpublic information at that time). However, if the Company announces earnings after trading begins on that Tuesday, the first time you can buy or sell Company securities is the opening of the market on Thursday. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Insider Trading Compliance Officer or assume that the information is “nonpublic” and treat it as confidential. Short Sales and Other Speculative Transactions: Margin Accounts and Pledges The Company considers it improper and inappropriate for those employed by or associated with the Company to engage in short term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of the insider trading laws. Accordingly, your trading in Company securities is subject to the following additional guidance. Short Sales. You may not engage in short sales of the Company’s securities (sales of securities that are not then owned). Hedging. You are prohibited from engaging in any hedging or monetization transactions involving Company securities, including, such as prepaid variable forwards, equity swaps and collars. Publicly Traded Options. You may not engage in transactions in publicly traded options, such as puts, calls and other derivative securities related to the Company’s securities, on an exchange or in any other organized market. Standing Orders. Standing orders should be used only for a very brief period of time. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material nonpublic information may result in unlawful insider trading. Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without the borrower’s consent by the broker if the borrower fails to meet a margin call or by the lender in foreclosure if the borrower defaults on the loan. Because a margin or foreclosure sale may occur when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, you are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without seeking pre-clearance from the Insider Trading Compliance Officer. An exception to this general prohibition may be granted where you wish to pledge Company securities as collateral for a loan

(not including margin debt) and clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. If you wish to pledge Company securities as collateral for a loan, you must submit a request for approval to the Insider Trading Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Post Termination Transactions This Policy continues to apply to your transactions in Company securities even after you have terminated employment or other services to the Company. If you are aware of material nonpublic information when your employment or service relationship terminates, you may not trade in Company securities until that information has become public or is no longer material. Unauthorized Disclosure Maintaining the confidentiality of Company information is essential for competitive, security and other business reasons, as well as to comply with securities laws. You should treat all information you learn about the Company in connection with your employment as confidential and proprietary to the Company. Inadvertent disclosure of confidential or material nonpublic information may expose the Company and you to significant risk of investigation and litigation. The timing and nature of the Company’s disclosure of material information to outsiders is subject to legal rules, the breach of which could result in substantial liability to you, the Company and its management and controlling stockholders, if any. Accordingly, it is important that responses to inquiries about the Company by the press, investment analysts or others in the financial community be made on the Company’s behalf only through authorized individuals. You should not disclose any nonpublic information to any third party (including to family members), except when such disclosure is needed to carry out the Company’s business and then only when you have no reason to believe that the recipient will misuse the information (for example, when such disclosures are authorized as necessary to negotiations with suppliers or customers or when such persons are subject to contractual confidentiality restrictions). When such information is disclosed, the recipient must be told that such information may be used only for the business purpose related to its disclosure and that the information must be held in confidence. You should disclose nonpublic information within the Company only in the ordinary course of business, for legitimate business purposes and in the absence of reasons to believe that the information will be misused or improperly disclosed by the recipient. Written information should be appropriately safeguarded and should not be left where it may be seen by persons not entitled to the information and nonpublic information should not be discussed with any person within the Company under circumstances where it could be overheard (such as in an elevator, reception area or cafeteria). In addition to other circumstances where it may be applicable, this confidentiality policy must be strictly adhered to in responding to inquiries about the Company that may be made by the press, securities analysts or other members of the financial community. It is important that responses to any such inquiries be made on behalf of the Company by a duly designated officer. Accordingly, you should not respond to any such inquiries and should refer all such inquiries to the Company’s Investor Relations Officer or the General Counsel or their respective designees.

Personal Responsibility You should remember that the ultimate responsibility for adhering to this Policy and avoiding improper trading rests with you. If you violate this Policy, the Company may take disciplinary action, including dismissal for cause. Company Assistance Your compliance with this Policy is of the utmost importance both for you and for the Company. If you have any questions about this Policy or its application to any proposed transaction, you may obtain additional guidance from the Insider Trading Compliance Officer. Do not try to resolve uncertainties on your own, as the rules relating to insider trading are often complex, not always intuitive and carry severe consequences. * * * * *

1 Policy: Addendum to Insider Trading Policy Policy Number: 04252019AITPv1 Policy Area: Governance Approved by: The Board of Directors Issue Date: April 25, 2019 Review/ revision date: February 24, 2023 Authored by: Legal Department To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on inside information, the board of directors of Avantor, Inc. (the “Company”) has adopted this Addendum to Insider Trading Policy. This addendum applies to Section 16 Persons, certain designated employees and consultants of the Company and its subsidiaries who have access to material nonpublic information about the Company, and family members of Section 16 Persons and such designated employees and consultants and trusts, corporations and other entities controlled by Section 16 Persons and such designated employees and consultants (collectively, “Covered Persons”). The positions of the Covered Persons subject to this Addendum are listed on the attached Schedule I. The Company may from time to time designate other positions that are subject to this Addendum and will amend Schedule I from time to time as necessary to reflect such changes. The term “Section 16 Person” means any of the Company’s directors and officers (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)). This Addendum is in addition to and supplements the Company’s Insider Trading Policy. All terms used herein and not defined shall have the meanings ascribed to such term in the Insider Trading Policy. Pre-Clearance Procedures All Covered Persons are subject to the following pre-clearance procedures: Covered Persons may not trade in the Company’s securities without first obtaining pre-clearance of the trade from the Company’s General Counsel, or his or her designee (any of them, the “Insider Trading Compliance Officer”). A request for pre-clearance should be submitted in writing to the Insider Trading Compliance Officer at least two business days in advance of the proposed trade. The Insider Trading Compliance Officer is under no obligation to approve a trade submitted for pre-clearance, and may determine not to permit the trade. The Insider Trading Compliance Officer may not trade in Company securities unless the Chief Financial Officer of the Company, or, in his absence, his or her designee, has approved the trade in accordance with the procedures set forth in this Addendum. If pre-clearance is denied, that denial must be kept confidential by the person requesting pre-clearance. Unless otherwise provided, pre-clearance of a trade is valid for two business days. If the trade is not executed within that time, the person requesting pre- clearance must request pre-clearance again.

2 Blackout Restrictions All Covered Persons are subject to the following blackout restrictions. Quarterly Blackout Periods. The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, to avoid even the appearance of trading on the basis of material nonpublic information, regardless of whether or not you are aware of any material nonpublic information, you may not engage in transactions in the Company’s securities during the period beginning three weeks before the end of a quarter and ending after the end of the first full trading session following the release of the Company’s earnings for that quarter. Persons subject to these quarterly blackout periods include the persons who hold the positions currently listed on Schedule I attached to this addendum and all other persons who are informed by the Insider Trading Compliance Officer that they are subject to the quarterly blackout periods. Interim Earnings Guidance and Event-Specific Blackouts. The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing or other means designed to achieve widespread dissemination of the information. Covered Persons should anticipate that trading will be prohibited while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market. From time to time, an event may occur that is material to the Company and is known by only a few individuals. So long as the event remains material and nonpublic, the persons who are aware of the event may not trade in the Company’s securities. The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests permission to trade in the Company’s securities during an event-specific blackout, the Insider Trading Compliance Officer may inform the requesting person of the existence of a blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of the Insider Trading Compliance Officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information. Directors and executive officers may also be subject to event-specific blackouts pursuant to the SEC’s Regulation BTR, which prohibits certain sales and other transfers by insiders during certain pension plan blackout periods. Even outside of a blackout period, the provisions of the Company’s Insider Trading Policy continue to apply, and at no time may a Covered Person trade in Company securities while aware of material nonpublic information about the Company. Although the Company may from time to time recommend that Covered Persons suspend trading outside of a blackout period because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading. Trading in the Company’s securities outside of a blackout period should not be considered a “safe harbor,” and all Covered Persons should use good judgment at all times.

3 Exception for Approved 10b5-1 Plans Trades by Covered Persons in the Company’s securities that are executed pursuant to an approved l0b5-1 plan are not subject to the prohibition on trading on the basis of material nonpublic information contained in the Insider Trading Policy or to the restrictions set forth above relating to pre-clearance procedures and blackout periods. Rule 10b5-1 provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements. In general, a 10b5-1 plan must be entered into when you are not aware of material nonpublic information. A 10b5-1 plan must be in writing and must be entered into in good faith and not as part of a scheme to evade insider trading liability and you must act in good faith with respect to any 10b5-1 plan for the duration of such plan. Once the plan is adopted, you must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party. Copies of the plan must be delivered to the Company’s legal department prior to adoption. Frequent modifications or terminations of an existing 10b5-1 plan are strongly discouraged. The Company requires that all 10b5-1 plans adopted, amended or terminated by Covered Persons be approved in writing in advance by the Insider Trading Compliance Officer. Notwithstanding any pre-clearance of a 10b5-1 plan, the Company assumes no liability for the consequences of any transaction made pursuant to such plan. 10b5-1 plans generally may not be adopted during a blackout period and may only be adopted or amended at a time when the person adopting the plan is not aware of material nonpublic information. 10b5-1 plans must otherwise comply with the conditions and limitations set forth in Rule 10b5-1 of the Exchange Act, including but not limited to the length of time between plan commencement and the first trade thereunder (i.e., “cooling-off periods”), certification requirements and restrictions on overlapping plans. Once a 10b5-1 plan is approved, transactions made pursuant to the plan will not require additional approval, as long as the plan specifies the dates, prices and amounts (i.e., number of securities) of the contemplated transactions or establishes a formula for determining dates, prices and amounts. Transactions made under a 10b5-1 plan need to be promptly reported on Form 4. Section 16 Beneficial Ownership Forms and Liability Section 16(a) of the Exchange Act and the SEC’s rules thereunder require all Section 16 Persons to report their initial beneficial ownership of equity securities of the Company and any subsequent changes in that ownership. A Form 3 must be filed within 10 days of becoming a Section 16 Person. This report discloses the reporting person’s beneficial interest in Company securities and must be filed even if such person does not own any Company securities. A Form 4 must be filed to report acquisitions and dispositions of Company securities, including, but not limited to, (a) any open market or private sale or purchase of Company securities, (b) any grant, exercise or conversion of Company restricted stock or derivative securities (e.g., stock options), (c) any intra-plan transfers involving Company securities held under pension or retirement plans and (d) any gifts. A Form 4 must generally be filed within two business days of the date of execution of the transaction (not the settlement date or subsequent closing or delivery date). Consequently, it is important that Section 16 Persons ensure that their brokers and the plan administrator notify them promptly of any transaction. A Form 4 must also be filed after a

4 person ceases to be a Section 16 Person if there is a non-exempt, “opposite-way” transaction within six months of such person’s last transaction while a Section 16 Person (e.g., an open market sale within six months of an open market purchase). A Form 5 must be filed within 45 days after the Company’s fiscal year-end by every person who was a Section 16 Person at any time during the fiscal year to report (i) certain miscellaneous transactions or certain acquisitions of Company securities not otherwise required to be reported on a Form 4 and (ii) any transaction during the last fiscal year that was required to be reported on a Form 3 or Form 4 but was not reported. The regulations provide that, at the discretion of the Section 16 Person involved, transactions normally reported at fiscal year-end on a Form 5 may be reported earlier on a Form 4. If there are no reportable transactions, or if all reportable transactions have already been reported on a Form 3 or Form 4, a Form 5 is not required. The Company encourages the use of the Form 4 early reporting option to help prevent transactions from going unreported at fiscal year-end and to help eliminate the need to file a Form 5. Section 16 reports must be filed electronically with the SEC via EDGAR and promptly posted to the Company’s website. Under SEC rules, the preparation and filing of Section 16 reports is the sole responsibility of the reporting person. However, the Company endeavors to assist executive officers and directors in preparing and filing these forms. The Company can only facilitate compliance by executive officers and directors to the extent they provide the Company with the information required. The Company does not assume any legal responsibility in this regard. Under Section 16(b) of the Exchange Act, any “profit” (broadly defined) realized by a reporting person on a “short-swing” transaction (i.e., a non-exempt purchase and sale, or sale and purchase, of the Company’s equity securities within a period of less than six months) must be disgorged to the Company upon demand by the Company or a stockholder acting on the Company’s behalf. Liability under Section 16(b) is imposed in a mechanical fashion without regard to intent. All that is necessary for a successful claim is to show that a reporting person realized profits on a short-swing transaction. When computing recoverable profits on multiple purchases and sales within a six-month period, the courts maximize the recovery by matching the lowest purchase price with the highest sale price, the next lowest purchase price with the next highest sale price, and so on. The use of this method makes it possible in some instances for the Company to recover profits under Section 16(b) even though the Section 16 Person sustained a net loss on the transactions. For example, a purchase at $100, followed by a sale at $40, followed by a purchase at $20, results in a Section 16(b) gain of $20. Note that the Section 16 beneficial ownership reporting requirements do not apply to all senior personnel of the Company. These requirements, as well as the “short-swing” profit disgorgement provisions, apply only to Section 16 Persons. Senior personnel with questions about their status for Section 16 reporting purposes should consult with the Insider Trading Compliance Officer. Post-Termination Transactions If you are aware of material nonpublic information when you terminate employment or services, you may not trade in the Company’s securities until that information has become public or is no longer material. Unless notified otherwise by the Insider Trading Compliance Officer, you must comply with the pre-clearance requirements described in this Addendum for six months after the termination of your employment or other service or consulting relationship with the Company. Company Assistance

5 Your compliance with this Addendum and the Company’s Insider Trading Policy is of the utmost importance both for you and for the Company. If you have any questions about this addendum, the Insider Trading Policy or their application to any proposed transaction, you may obtain additional guidance from the Insider Trading Compliance Officer. Certification All Covered Persons must certify their understanding of, and intent to comply with, the Company’s Insider Trading Policy and this addendum on the form attached to this Addendum.

AVANTOR, INC. ADDENDUM TO INSIDER TRADING POLICY CERTIFICATION To Avantor, Inc.: I, ___________________________, have received and read a copy of the Avantor, Inc. Insider Trading Policy and the Addendum to Insider Trading Policy regarding pre-clearance procedures and blackout restrictions. I hereby agree to comply with the specific requirements of such policy and addendum in all respects. I understand that my failure to comply in all respects with such policy and addendum may be a basis for termination for cause of my employment or other service relationship with Avantor, Inc. and may be a basis for civil and criminal liability. Signature ______________________________ Print Name Date

Schedule I Covered Persons [Maintained by Legal Department]